UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________________
FORM 8-K
 _____________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
January 29, 2020
  _____________________________________
HUNTINGTON INGALLS INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)
 _____________________________________

Delaware	001-34910	90-0607005
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4101 Washington Avenue		23607
Newport News	Virginia
(Address of principal executive offices)		(Zip Code)
(757) 380-2000
(Registrant’s telephone number, including area code)
 (Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	HII	New York Stock Exchange
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD.

Huntington Ingalls Industries, Inc. (the “Company”) is adopting, effective January 1, 2021, the Safe Harbor methodology used in determining pension costs under U.S. Cost Accounting Standards (“CAS”). Under the new methodology, the interest rates used to calculate pension liabilities under CAS are consistent with those used in the determination of minimum funding requirements under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).

Pension funding requirements under ERISA are subject to potential pension relief for plan sponsors in the form of higher interest rate assumptions that were introduced by the Moving Ahead for Progress in the 21st Century Act and subsequently extended by the Highway and Transportation Funding Act in 2014 and The Bipartisan Budget Act of 2015. Using these minimum funding interest rates for the purposes of determining pension costs reduces volatility in CAS costs year-over-year and provides more predictable costs for the Company's customers, while better aligning reimbursements of pension costs under the Company’s contracts with the Company’s required pension plan contributions under ERISA.

This change in CAS methodology will have no material effect on the Company’s minimum pension funding requirements and no effect on benefits received by participants of the pension plans. While CAS costs under the new methodology are generally expected to be comparable over the life of a plan on a net present value basis, the change is expected to decrease CAS costs following adoption in 2021 due to the higher interest rates applicable with funding relief, thus resulting in a lower FAS/CAS Adjustment(a). Following adoption in 2021 and based on current interest rate conditions, the Company also expects that pension contributions will decrease in substantially the same amount as CAS costs, with limited impact to cash flows and consolidated segment operating income(b).

The following table presents projected future pension FAS and CAS cost as well as cash contributions to pension plans under the new Safe Harbor methodology:

($ in millions)	2020 (1)	2021	2022	2023	2024	Cumulative 2020-24
FAS expense (2)	$69	$61	$49	$21	$(7)	$193
CAS expense	$436	$48	$60	$116	$127	$787
Pension and post-retirement benefits cash contributions (3)	$263	$88	$35	$75	$115	$576
FAS/CAS Adjustment	$367	$(13)	$11	$95	$134	$594
CAS recoveries over/(under) cash contributions (3)	$173	$(40)	$25	$41	$12	$211

(1) 2020 amounts are calculated under prior methodology.
(2) Assumes a 3.39% discount rate and 7.25% asset returns for all years presented. Subject to change depending upon actual results.
(3) CAS pension costs are required to be funded through plan contributions to be recoverable. Any excess funding over CAS cost creates a prepayment credit, which provides the Company flexibility to use the credits in lieu of cash contributions in the future to satisfy pension funding requirements under CAS. Calendar year 2020 cash contributions assume the use of approximately $150 million of prepayment credits. For 2021 and forward, the Company’s prepayment credit balance is expected to be minimal.

The following table presents changes in cumulative CAS pension cost, projected with discount rate sensitivities for both the new Safe Harbor and prior methodologies:

($ in millions)	Cumulative	Cumulative	Cumulative
Discount Rate Sensitivities With Safe Harbor Effective 2021	2021-22	2021-23	2021-24
Impact of 25 bps annual increase (1)	$(2)	$(9)	$(39)
Impact of 25 bps annual decrease (2)	$4	$12	$21

Discount Rate Sensitivities With Prior Methodology
Impact of 25 bps annual increase (1)	$(197)	$(292)	$(292)
Impact of 25 bps annual decrease(2)	$200	$467	$729

(1) Assuming discount rates trend upward by 25 basis points per year for four years, subject to pension relief as applicable
(2) Assuming discount rates trend downward by 25 basis points per year for four years, subject to pension relief as applicable

The projections presented in all tables above are for illustrative purposes only. The assumptions used may not match the assumptions that will be used in future years and actual results could differ materially. The Company does not expect to finalize the interest rate or other assumptions for the determination of pension costs under CAS until the actuarial valuation process has been completed for each respective year. These projections also should not be extrapolated to assess other scenarios because there is not a direct correlation between these results and results under other assumptions.

Non-GAAP Measures Definitions

(a) FAS/CAS adjustment is a non-GAAP measure defined as the difference between expenses for pension and other post-retirement benefits determined in accordance with GAAP ("FAS") and the expenses for these items determined in accordance with CAS.

(b) Segment operating income is a non-GAAP measure defined as operating income before non-current state income taxes and the difference between the service cost component of our pension and other post-retirement expense determined in accordance with GAAP and our pension and other post-retirement expense under CAS.

Forward-Looking Statements

Statements in this Form, other than statements of historical fact, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties that could cause our actual results to differ materially from those expressed in these statements.
Factors that may cause such differences include: changes in government regulations that impact acceptable methodologies for determining pension costs under CAS, changes in government and customer priorities and requirements (including government budgetary constraints, shifts in defense spending, and changes in customer short-range and long-range plans); the Company's ability to estimate its future contract costs and perform its contracts effectively; changes in procurement processes and government regulations and the Company's ability to comply with such requirements; the Company's ability to deliver its products and services at an affordable life cycle cost and compete within its markets; natural and environmental disasters and political instability; the Company's ability to execute its strategic plan, including with respect to share repurchases, dividends, capital expenditures and strategic acquisitions; adverse economic conditions in the United States and globally; changes in key estimates and assumptions regarding the Company's pension and retiree health care costs; security threats, including cyber security threats, and related disruptions; and other risk factors discussed in the Company's filings with the U.S. Securities and Exchange Commission. There may be other risks and uncertainties that the Company is unable to predict at this time or that the Company currently does not expect to have a material adverse effect on its business, and the Company undertakes no obligation to update any forward-looking statements. You should not place undue reliance on any forward-looking statements that the Company may make. This Form also contains non-GAAP financial measures. Non-GAAP financial measures should not be construed as being more important than comparable GAAP measures.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUNTINGTON INGALLS INDUSTRIES, INC.

Date: January 29, 2020	By:	/s/ Christopher D. Kastner
Christopher D. Kastner
Executive Vice President and Chief Financial Officer